SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 10, 2000

                       Rogers Corporation

     (Exact name of registrant as specified in its charter)

Massachusetts                      1-4347                   06-0513860
(State or other jurisdiction     (Commission              (IRS Employer
of incorporation)                File Number)           Identification No.)


P. O. Box 188, One Technology Drive, Rogers, Connecticut    06263-0188
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (860) 774-9605

Item 5.  Other Events.

     The Board of Directors of Rogers Corporation (the "Company") has authorized Amendment Number 3 dated as of April 10, 2000 (the "Amendment") to the Rights Agreement dated as of February 25, 1997 and as amended as of June 19, 1997 and as of July 7, 1997 between the Company and Registrar and Transfer Company, as Rights Agent (the "Rights Agreement"). The Company has adopted the Amendment to modify several technical aspects of the Rights Agreement with respect to adjustments of the Rights and the Purchase Price (as defined in the Rights Agreement) in the event of a recapitalization of the Company. The Amendment was adopted in the normal course of updating the original Agreement and not in response to any acquisition proposal.

     A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibit 4.1.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit Number

          4.1 Amendment Number 3 dated as of April 10, 2000 to the Rights Agreement dated as of February 25, 1997 and as amended as of June 19, 1997 and as of July 7, 1997 between Rogers
Corporation and Registrar and Transfer Company, as Rights Agent.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Rogers Corporation
                                   Registrant


DATED:    May 16, 2000                By:  /s/ Robert M. Soffer
                                               Robert M. Soffer
                                               Vice President and Treasurer